Exhibit 10.44

TWENTY SECOND AMENDMENT TO

GENERAL CREDIT AND SECURITY AGREEMENT

(A Fifteenth Amendment does not exist)

THIS AGREEMENT, dated and effective as of February 5, 2008, between SPECTRUM Commercial Services Company, a Minnesota Corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425 (herein called “Lender” or “SCS”), and Appliance Recycling Centers of America, Inc., a Minnesota corporation, having the mailing address and principal place of business at 7400 Excelsior Boulevard, Minneapolis, MN 55426, (herein called “Borrower”), amends that certain General Credit and Security Agreement dated August 30, 1996, (“Credit Agreement”) as amended.  Where the provisions of this Agreement conflict with the Credit Agreement, the intent of this Agreement shall control.

1.            The definition of “Maximum Principal Amount” under paragraph 2 of the Credit Agreement is hereby deleted and replaced with the following:

“Maximum Principal Amount” shall mean:

As of the date hereof, Eighteen Million and No/100ths Dollars ($18,000,000), less the aggregate amount of unpaid financing authorizations issued by Lender in favor of Whirlpool Corporation, General Electric Company, GE Appliances or any other company.

2.               The definition of “Borrowing Base” appearing in Paragraph 2 is amended in its entirety to read as follows:

“Borrowing Base” shall mean the sum of:

(i) Eighty percent (80%) of the net amount of Eligible Receivables or such greater or lesser percentage as Lender, in its sole discretion, shall deem appropriate;

(ii) Plus, the lesser of: (x) Fifty percent (50%) of the net amount of Eligible Scratch and Dent Inventory, plus Eighty percent (80%) of the net amount of Eligible Whirlpool Inventory; or (y) Ten Million and No/100ths Dollars ($10,000,000);

(iii) Minus, twenty percent (20%) of the amount of issued but unpaid financing authorizations issued by Lender in favor of Whirlpool Corporation;

(iv) Minus, fifty percent (50%) of the amount of issued but unpaid financing authorizations issued by Lender in favor of General Electric Company, GE Appliances or any other company;

(v) Minus, commencing April 1, 2008, $50,000 times the number of Borrower’s retail locations (excluding Compton, California and St. Louis Park, Minnesota) where the landlord of such location has not executed a landlord acknowledgement agreement in form and substances satisfactory to Lender.  This special availability reserve will be waived if at least ten such agreements are signed by April 1, 2008.

(iv)  Notwithstanding the above, any of the percentages and/or dollar amounts described in this definition of Borrowing Base may be increased or decreased, in any amount, which Lender, in its sole and absolute discretion, deems appropriate.  In addition, it should be noted that Lender reserves the right, in its sole discretion, to establish additional availability reserves for any reason, including but not limited to providing for liabilities for personal property and other taxes.

3.               Paragraph 17(n) is amended in its entirety to read as follows:

(n). No later than December 31, 2008 and throughout the term of this Agreement, Borrower shall open and maintain its main operating and payroll accounts at Wells Fargo Bank, NA., or one of its affiliates.

4.               The definition of “Prime Rate” appearing in Paragraph 2 is amended in its entirety to read as follows:

“Prime Rate” shall mean the publicly announced base rate (or other publicly announced reference rate) charged by Wells Fargo Bank, National Association; Borrower acknowledges that the Prime Rate may not be the lowest rate made available by Lender or Wells Fargo Bank, NA to their customers and that Lender may lend to its customers at rates that are at, above or below the Prime Rate.

5.               Paragraph 4(B) is amended in its entirety to read as follows :

4B.                               Collateral Agent for Bank.  All liens and security interests granted by Borrower to Lender in the Collateral are granted to Lender for itself for the benefit of itself and the Participants and as agent for Wells Fargo Bank, N.A. and its affiliate banks (the “Bank”).  Lender shall hold the security interests and rights granted hereunder as agent for the Bank as security for all amounts owing by Borrower to the Bank, now existing or hereafter arising (the “Bank Obligations”), including but not limited to amounts owing by reason of credit cards, letters of credit issued by the Bank and treasury management services (including but not limited to ACH transactions, returned items and overdrafts).  Without limitation of the foregoing, Borrower hereby grants to Lender, as agent for the Bank, a security interest in the Collateral to secure the Bank Obligations.  This Agreement shall continue in effect until the Bank Obligations are paid in full and the credit cards, letters of credit, treasury management services and other arrangements that may give rise to Bank Obligations are terminated.  The interests of Lender as agent for the Bank in the Collateral shall be junior and subordinate to the interests of Lender (including its Participants), provided that (a) the foregoing statement of priorities shall not be construed to limit or impair any right of setoff the Bank may have, and (b) the foregoing statement of priorities pertain to lien priority only, and Bank may receive and retain any payments or other amounts credited against the Bank Obligations which are not in conflict with Borrower’s obligations with Lender.  In case Lender ceases making advances to Borrower and forecloses or otherwise realizes on the security interests granted hereunder to Lender in any Collateral, Lender shall not be obligated to pay any proceeds of such Collateral to the Bank on account of the Bank Obligations until the Obligations are paid in full.

6.               Paragraph 7(a) is amended in its entirety to read as follows:

(a)  Borrower agrees to furnish to Lender, at least weekly (but more frequently if requested by Lender in writing), schedules describing Receivables created or acquired by Borrower (including confirmatory written assignments thereof), identifying those Receivables which are Eligible Receivables from those which are not, and including, if Lender so requests, a borrowing base certificate (in form and substance as required by Lender), copies or originals of some or all invoices to account debtors and other obligors (all herein referred to as “Customers”), and original shipping or delivery receipts for goods sold, but if Borrower fails to deliver any of the above, the rights of Lender as a secured party will not be impaired.  At any time after the occurrence of an Event of Default, Lender may notify Customers at any time that Receivables have been assigned to Lender and collect them directly in Lender’s own name but unless and until Lender does so or gives Borrower other instructions, Borrower shall make collection for Lender at Borrower’s sole cost and expense.  Borrower shall advise Lender promptly of any goods which are returned by Customers or otherwise recovered involving an amount in excess of $5,000.00 and, unless instructed to deliver such goods to Lender, Borrower shall resell them for Lender and assign or deliver to Lender the resulting Receivables or other proceeds.  Borrower shall also advise Lender promptly of all disputes and claims by Customers involving an amount in excess of $5,000.00 and settle or adjust them at no expense to Lender.  At any time after the occurrence and during the continuance of an Event of Default, Lender may at all times settle or adjust such disputes and claims directly with the Customers for amounts and upon terms which Lender considers advisable.  If Lender so directs at any time after an Event of Default, no discount, credit or allowance shall be granted by Borrower to any Customer and no return of goods shall be accepted by Borrower without Lender’s written consent.

7.               Paragraph 8(a) is amended in its entirety to read as follows:

(a) all Receivables listed in or reported on Borrower’s schedules will, when Borrower delivers the schedules to Lender, be bona fide existing obligations created by the sale and actual delivery of goods or the rendition of services to Customers in the ordinary course of business, which Borrower then owns free of any Security Interest except for the Security Interest in favor of Lender created by this Agreement or Security Interests permitted under Paragraph 18(d), and which are then unconditionally owing to Borrower without defense, offset or counterclaim; and that all shipping or delivery receipts, invoice copies and other documents furnished to Lender in connection therewith will be genuine; and

8.               A new Paragraph 25(j) is hereby added to the Agreement as follows:

(j)  Borrower is hereby notified that, pursuant to the USA Patriot Act (Title 111 of Pub. L. 107-56) (the “Act”), Lender (including any participants hereof) may be required to obtain, verify and record information that identifies Borrower.  Such information may include Borrower’s name and address as well as other information that will allow Lender to identify Borrower in accordance with the Act.

9.            As an origination fee for this amendment, Borrower will pay to SPECTRUM the sum of $20,000.

(continued on next page)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM COMMERCIAL SERVICES COMPANY	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By	By
Steven I. Lowenthal, Co-CEO	Edward R. Cameron, CEO

REAFFIRMATION

Of Edward R. Cameron

The undersigned, Edward R. “Jack” Cameron, hereby reaffirms all of the terms of the Support Agreement issued by him in favor of SPECTRUM Commercial Services Company (including its participants and assigns) and dated as of December 29, 2004, and acknowledges that such agreement is in full force and effect according to its terms.  The undersigned understands and acknowledges that this Reaffirmation is required by SPECTRUM Commercial Services Company as a condition to the execution of the Twentieth Amendment to the General Credit and Security Agreement between Appliance Recycling Centers of America, Inc. and SPECTRUM Commercial Services Company.

Dated as of: , 2008
Edward R. Cameron